UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    March 2, 2005

Bar Harbor Bankshares
(Exact Name of Registrant as Specified in Its Charter)

Maine
(State or Other Jurisdiction of Incorporation)

                                                    841105-D                                                     01-0393663
                                        (Commission File Number)                     (IRS Employer Identification No.)

P.O. Box 400
Main Street, Bar Harbor, ME        04609-0400
(Address of Principal Executive Offices) (Zip Code)

(207) 288-3314
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         _____  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        _____     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        _____     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
                      (17 CFR 240.14d-2(b))

        _____     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
                      (17 CFR 240.13e-4(c))

ITEM 5.02(b) and (c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On March 2, 2005, Bar Harbor Bankshares (the "Company") issued a press release announcing that Dean S. Read has resigned from his position as President of Bar Harbor Bank & Trust (the "Bank"), the Company’s principal financial services subsidiary, to pursue other professional interests. Mr. Read’s resignation is effective February 25, 2005.

A copy of the Company’s press release is included as Exhibit 99.1 and is incorporated herein by reference.

(c)(1) Joseph M. Murphy, the current Chief Executive Officer of the Bank has been appointed to serve as Bank President effective February 25, 2005.

(c)(2) Joseph M. Murphy, 62, has served as Chairperson of the Board of Directors of Bar Harbor Bank & Trust since May 7, 2002, CEO of Bar Harbor Bank & Trust since May 28, 2003, and as President and Chief Executive Officer of Bar Harbor Bankshares since February 25, 2002. Mr. Murphy has been a member of the Bar Harbor Bankshares Board of Directors since February 25, 2002 and has served as a member of the Board of Directors of Bar Harbor Trust Services since March 18, 2002. Bar Harbor Trust Services is a second tier Maine nondepository trust company subsidiary of the Company. Prior to joining Bar Harbor Bankshares in 2002, Mr. Murphy served as Executive Vice President, Retail Banking Group for WSFS Financial Corporation.

(c)(3) There are no changes to be made at this time to Mr. Murphy’s employment agreement with the Company or his Supplemental Executive Retirement Plan, copies of which have been previously filed with the Commission and are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

        99.1    Press release dated March 2, 2005.
99.2    Employment Agreement with Mr. Murphy
        99.3    Supplemental Executive Retirement Plan for Mr. Murphy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2005

BAR HARBOR BANKSHARES

/s/Joseph M. Murphy

Joseph M. Murphy
President and Chief Executive Officer